UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

CELL POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-50062	59-1082273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1428 36th Street, Suite 205, Brooklyn, New York 11218
(Address of principal executive offices, including Zip Code)

(718) 436-7931
(Registrant’s telephone number, including area code)

___________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

On September 23, 2005, Cell Power Technologies, Inc. (the “Company”) entered into a loan agreement with Yeshiva Rabbi Solomon Kluger (the “Lender”) pursuant to which the Lender made an initial loan to the Company in the principal amount of $60,000. The loan bears interest at the annual rate of 6.0% and repayment of the principal amount of the loan and interest accrued thereon is due on the 120th day after the closing under the loan agreement. If the Company fails to timely repay the loan, then for each 30 day period for which the loan remains outstanding the Company shall issue to the Lender a warrant to purchase the number of shares of the Company’s common stock equal to the amount outstanding under the loan and otherwise having terms and conditional identical to the warrant issued at the closing described below.

In consideration of the Lender making the initial loan to the Company, the Company issued to the Lender a warrant to purchase 500,000 shares of the Company’s common stock, exercisable for two years, at an exercise price of $0.13 per share. The warrant may be exercised on a cashless basis at any time if at the time of exercise there is an effective registration statement covering the resale of the shares issuable upon such exercise. The Lender has the right to require the Company to include the shares issuable upon exercise of the warrant in any registration statement covering the sale of shares of common stock that the Company may file, subject to certain limitations.

The loan agreement provides that, at any time until the initial loan becomes due, the Lender may make additional loans to the Company on terms and subject to conditions identical to those of the initial loan and in amounts to be agreed upon the Company and the Lender. In consideration of making any such additional loan, the Company shall issue to the Lender a warrant to purchase the number of shares of the Company’s common stock equal to ten times the principal amount of that additional loan and otherwise having terms and conditional identical to the initial warrant.

The initial loan is (and any additional loan will be) evidenced by a promissory note which provides that the Lender, at its discretion, may consider the promissory note immediately due and payable and may immediately enforce any and all of his rights under the promissory note or any other rights or remedies afforded by law, if any of the following events shall occur: (i) the Company shall default in the payment of any amount due under the promissory note and such default shall continue for a period of 90 days; (ii) any of the representations or warranties made by the Company in the promissory note or in the loan agreement shall be false or misleading in any material respect at the time made; (iii) the Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation under the promissory note or the loan agreement and such failure shall continue uncured for a period of 30 business days after written notice from the Lender of such failure; (iv) the Company shall (A) admit in writing its inability to pay its debts generally as they mature; (B) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (C) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (v) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within 60 days after such appointment; (vi) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within 60 days thereafter; or (vii) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within 60 days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

Item	9.01. Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                Dated: September 29, 2005

                By: /s/ Jacob Herskovitz
                Jacob Herskovitz
                President and Chief Executive Officer